UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 10, 2008

STAR RESORTS DEVELOPMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52449	98-0521492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brickell Ave. #1550, Miami, FL 33131

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code	305-728-5254

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 10, 2008, we issued to Blue Mint Exploration Inc., a convertible promissory note in the amount of $40,000. The promissory note is payable in full on December 10, 2010, and will accrue interest at the rate of 9% per year starting 180 days from the date of the promissory note.

Blue Mint has the option that at any time on or after December 10, 2008, the outstanding principal amount and accrued interest under the promissory note that Blue Mint elects to convert, is convertible into common shares at a conversion rate based upon 100% of the average closing prices of our common shares as quoted on the OTC Bulletin Board for the 10 trading days immediately preceding the conversion date.

Blue Mint may also exercise the option of giving our company written notice that the entire unpaid principal amount of the promissory note and the applicable interest is payable if any events of default have occurred and be continuing at the time of such notice.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 above is responsive to this Item and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in Item 1.01 above is responsive to this Item and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Convertible Promissory Note dated December 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR RESORTS DEVELOPMENT INC.

/s/ James Pierce

James Pierce

Chief Financial Officer

December 10, 2008